Exhibit 99.1

VITAL THERAPIES APPOINTS FORMER RECEPTOS PRESIDENT AND CEO FAHEEM HASNAIN AS CHAIRMAN OF THE BOARD OF DIRECTORS

SAN DIEGO, September 6, 2017 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of acute forms of liver failure, today announced the appointment of Faheem Hasnain as Chairman of the Board of Directors, effective immediately.

Mr. Hasnain succeeds Co-Chairmen Terry Winters, Ph.D., Chief Executive Officer of Vital Therapies, and Muneer Satter, both of whom will remain on the Board and with Dr. Winters remaining as CEO.

“On behalf of the Board, I am thrilled to welcome Faheem to his new leadership role and look forward to working closely with him as we help prepare the Company for commercial success in the event of positive VTL-308 trial results,” said Muneer Satter. “Faheem’s deep experience and proven track record of success in the pharmaceutical industry will be instrumental in guiding Vital Therapies through its next chapter of development, which includes completion of the VTL-308 phase 3 trial, regulatory filings and commercialization if the trial is successful.”

“I am excited to accept this role. ELAD has the potential to be a lifesaving therapy in acute forms of liver failure, a large market that currently has no proven therapeutic options except transplantation,” said Faheem Hasnain, Vital Therapies Chairman of the Board. “I look forward to working with Vital Therapies’ outstanding Board and management team to advance this important new therapy in liver disease.” Mr. Hasnain also remains as chairman of the board’s commercialization committee.

Mr. Hasnain served as President, CEO and a Director of Receptos, Inc. from November 2010 to August 2015. Receptos was a public company formed in 2009 with a specific focus on immunology and metabolic disorders that was purchased by Celgene Corporation for $7.8 billion in August 2015. Prior to Receptos, Mr. Hasnain was President, CEO and a director of Facet Biotech Corporation. He held those positions from December 2008 until Facet's acquisition by Abbott Laboratories in April 2010.

Previously, Mr. Hasnain was President, CEO and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Idec Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen Idec, Mr. Hasnain held roles with Bristol-Myers Squibb, where he was President of the Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations.

Mr. Hasnain is currently chairman of Tocagen, Inc. and Sente, Inc. and also serves on the board of directors of Kura Oncology, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic company developing a cell-based therapy targeting the treatment of acute forms of liver failure. The Company’s ELAD System is an extracorporeal human allogeneic cellular liver therapy currently in phase 3 clinical trials. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

15010 Avenue of Science, Suite 200, San Diego, California, USA 92128
Tel 858.673.6840 • Fax 858-673-6843
www.vitaltherapies.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning or implying the success of our clinical trials and the potential market for ELAD. Forward-looking statements are based on current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on forward-looking statements. Risks and uncertainties include, but are not limited to, the success or failure of our clinical trials; whether a single phase 3 clinical trial will be sufficient to support U.S. Food and Drug Administration approval of a biologics license application or whether the FDA will require us to conduct additional clinical trials; difficulty obtaining regulatory approval in the United States or Europe, in particular for a combination product with open-label clinical trials; the ability to obtain adequate or any reimbursement for our product based on its approval and the product label; and the degree of product acceptance by the medical community. There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved. These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. These forward-looking statements speak only as of the date hereof, and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

Contact:

Vital Therapies, Inc.
Al Kildani
Vice President, Investor Relations and Business Development
858-673-6840
akildani@vitaltherapies.com

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